EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-41839) of FirstCom Corporation and in the related Prospectus of our report dated February 14, 2000, with respect to the consolidated financial statements and schedule of FirstCom Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                           /s/ Ernst & Young LLP

Miami, Florida
February 22, 2000